EXHIBIT 99.1
Compass Diversified Announces Amendment to Existing Credit Facility
Westport, Conn., December 19, 2025 (GLOBE NEWSWIRE) -- Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle-market branded consumer and industrial businesses, today announced that it has entered into an amendment (the “Amendment”) to its existing credit agreement (the “Credit Agreement”) with its senior secured lenders.

The Amendment restores full access to the Company’s $100 million revolving credit facility, providing CODI and its subsidiaries with the financial capacity to continue operating effectively. The Amendment also provides additional covenant flexibility as the Company takes steps to reduce leverage through cash flow generation and other strategic actions.

“Today’s announcement reflects the continued support of our senior secured lenders and our proactive approach to managing our capital structure,” said Elias Sabo, Chief Executive Officer of Compass Diversified. “This Amendment supports our focus on cash flow generation and reducing leverage organically, while continuing to evaluate strategic opportunities that could further strengthen our balance sheet. Our priorities remain centered on operational execution and driving long-term shareholder value.”
The Amendment is consistent with the Company’s strategy and long-term financial objectives. The Company intends to continue prioritizing cash flow generation, disciplined capital allocation, and operational execution across its operating subsidiaries.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, CODI’s expectations regarding its future performance, strategic actions, liquidity, cash flow and leverage and the future performance of CODI’s subsidiaries. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “future,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on beliefs and assumptions by CODI’s Board of Directors and management, and on information currently available to CODI’s Board of Directors and management. These statements involve risk and uncertainties that could cause actual results and outcomes to differ, perhaps materially, including but not limited to: changes in the economy, financial markets and political environment, including changes in inflation, interest rates and U.S. tariff and import/export regulations; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, war, natural disasters, or social, civil or political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we have made or may make; the ability to successfully complete when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; CODI’s ability to regain compliance with NYSE continued listing requirements; the cooperation of, and future concessions granted by, CODI’s lenders; control deficiencies identified or that may be identified in the future that will result in material weaknesses in CODI’s internal control over financial reporting; and litigation relating to the Lugano investigation, including CODI’s representations regarding its financial statements, and current and future litigation, enforcement actions or investigations relating to CODI’s internal controls, restatement reviews, the Lugano investigation or related matters. Please see CODI’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2024 filed with the SEC on December 8, 2025 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law, CODI does not undertake any public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com